UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 13, 2025

Omega Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40657	81-3247585
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 First Street, Suite 501

Cambridge, Massachusetts 02141

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 949-4360

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	OMGA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On January 13, 2025, Omega Therapeutics, Inc. (the “Company”) received a notice of default (the “Notice of Default”) under the Loan and Security Agreement, dated as of March 9, 2018 (the “Loan Agreement”), by and between the Company and Banc of California (“BOC”), from BOC.

The Notice of Default specified that, in BOC’s view, one or more events of default had occurred based on alleged material adverse changes in the Company’s cash runway, financing opportunities, solvency, pre-clinical programs, stock price and corporate governance, pursuant to Sections 6.2, 8.3 and 8.5 of the Loan Agreement.

Based on its assertion of the alleged events of default, BOC declared all outstanding obligations under the Loan Agreement immediately due and payable purportedly in accordance with Section 9.1(g) of the Loan Agreement. BOC also set off and applied to the balance of the Company’s obligations under the Loan Agreement $14,666,666.72 of deposits of the Company held by BOC.

The Company has responded by letter to the Notice of Default, advising BOC that no events of default under the Loan Agreement have occurred or are continuing. Prior to receiving the Notice of Default, the Company had maintained the required minimum cash balances, and has timely paid BOC its indebtedness and other obligations as they become due. In addition, the bases for an event of default asserted in the Notice of Default, including with respect to the Company’s stock price and corporate governance, do not align with the covenants in the Loan Agreement. The Company believes it is not in default under the Loan Agreement, and that BOC did not have the right to accelerate the indebtedness or otherwise pursue remedies thereunder, and has attempted to resolve this matter with BOC consensually, while reserving all of its rights to legal or regulatory action.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding: the Notice of Default and the Company’s beliefs and intentions regarding the Loan Agreement. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the novel technology on which our product candidates are based makes it difficult to predict the time and cost of preclinical and clinical development and subsequently obtaining regulatory approval, if at all; our limited operating history; our existing and any future indebtedness could adversely affect our ability to operate our business; we have not generated any product revenue and may never be profitable; the incurrence of significant losses and the fact that we expect to continue to incur significant additional losses for the foreseeable future; there is substantial doubt regarding our ability to continue as a going concern; our need for substantial additional financing; litigation against us could be costly and time-consuming to defend and could result in additional liabilities; volatility in capital markets and general economic conditions; and our ability to advance our product candidates to clinical development. These and other important factors discussed under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, and our other filings with the SEC, could cause actual results to differ materially from those indicated by the forward-looking statements made in this Current Report on Form 8-K. Any such forward-looking statements represent management’s estimates as of the date of this Current Report on Form 8-K. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEGA THERAPEUTICS, INC.

Date: January 17, 2025	By:	/s/ Kaan Certel, Ph.D.
Kaan Certel, Ph.D.
President and Chief Executive Officer